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                        [COOPERS & LYBRAND LETTERHEAD]

                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Burlington Resources Inc. on Form S-8 (Registration Nos. 33-22493, 33-25807, 33-26024 (as amended in Registration No. 2-97533), 33-33626, 33-46518 and
33-53973) and on Form S-3 (Registration Nos. 33-47154, 33-50077 and 33-54477) of
our report dated January 11, 1995, on our audit of the consolidated financial statements of Burlington Resources Inc. as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which report is included in this 1994 Annual Report on Form 10-K.

/s/ COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.

Houston, Texas
January 11, 1995